EXHIBIT 99
----------





FOR IMMEDIATE RELEASE


Contact:    Eileen M. Sanaghan--Chicago 312 228 2774




            LA SALLE HOTEL PROPERTIES REPORTS 12 PERCENT INCREASE
                        IN 1999 FUNDS FROM OPERATIONS

             RevPAR for Comparable Hotels Increases 7.0 Percent




      WASHINGTON, D.C., JANUARY 24, 2000 -- LaSalle Hotel Properties
(NYSE: LHO) today reported an increase in funds from operations (FFO) of 12 percent to $44.1 million for the year ended December 31, 1999 from $39.4 million for the prior year. FFO for the year ended December 31, 1999 rose to $2.39 per share/unit (basic and diluted), representing an increase of $0.24 or 11 percent, as compared to the combined pro forma/actual year ended December 31, 1998 FFO per share/unit (basic and diluted) of $2.15.

      For the year 1999 versus 1998, room revenue per available room (RevPAR) on a comparable basis increased 7.0 percent to $106.02. The average daily rate (ADR) of $142.19 for comparable hotels represents a 7.1 percent increase over the prior year while comparable hotel average occupancy was flat. For the total portfolio, RevPAR in 1999 increased 5.0 percent to $97.91.

      In 1999, lease revenues were $76.8 million, a 22.9 percent increase over the prior year. Net income for the year ended December 31, 1999 was $14.0 million, or $0.91 per share (basic and diluted), compared to combined pro forma/actual net income of $17.4 million, or $1.15 per share (basic and diluted), for the year ended December 31, 1998.

      "The net result of the continued successful execution of our strategy is that we were able to achieve very significant increases in both RevPAR and FFO in 1999," said Jon Bortz, President and CEO of LaSalle Hotel Properties. "In 1999, LaSalle Hotel Properties was the number one performing REIT based on total returns to shareholders, according to the Wilshire REIT Index and Prudential Securities. "We attribute the company's superior performance to our ownership of high quality hotels located in strong markets with high barriers to entry, our continuing refurbishment and repositioning programs, our hands-on approach to asset management and our balance sheet strategy," continued Mr. Bortz.












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LHO REPORTS 12 PERCENT INCREASE IN ANNUAL FFO




      In 1999, LaSalle Hotel Properties acquired the Hotel Viking, an upscale hotel located in the resort town of Newport, Rhode Island. Additionally, the Company continued its three-year Property Reinvestment Program which includes the renovation, upgrade and repositioning of the Marriott Seaview Resort, San Diego Paradise Point Resort and Hotel Viking, as well as the renovation and upgrade of the Radisson Convention Hotel in Bloomington, Minnesota and the Radisson Hotel Tampa. In August 1999, the Company extended the maturity of a portion of its debt through the arrangement of a $46.5 million ten-year fixed-rate first mortgage on two of its properties, utilizing the proceeds to repay a portion of its debt outstanding on its line of credit. The Company also increased its quarterly dividend during the year.

      "Last year, we reinvested approximately $32 million, or $7,500 per room, into our hotels in order to provide customers with a superior lodging experience. Ultimately, the repositioning of several of our hotels to higher quality levels provided the opportunity for these assets to generate higher room rates," highlighted Mr. Bortz. "In 2000, we have identified opportunities to invest an additional $28 to $30 million in our existing hotels, including the approximately $9 million expansion and repositioning of the Hotel Viking which commenced in November 1999. On a per room basis, this rate of investment is well above the industry average and should allow us to continue to grow our ADR at a healthy pace above inflation."

      "We make it a practice to constantly evaluate each of our hotels to identify opportunities to maximize revenues, minimize expenses and add value through major capital activities such as expansions, renovations or major repositionings," stated Mr. Bortz. "As part of this strategic review, we also evaluate the strategic fit of each hotel, analyze whether a hotel continues to meet our long-term investment strategies and determine the most opportune time to sell an asset to maximize the long-term value of our Company. If we conclude that a particular property no longer fits with our overall strategy, and determine that we can deploy our capital more effectively by selling an existing asset and investing in a new acquisition or renovating an existing asset with the proceeds, we will do so."

      On January 14, 2000, LaSalle Hotel Properties paid its fourth quarter dividend of $0.38 per share. For 1999, the Company paid $1.515 in dividends per share, of which 91.1 percent represented ordinary income and
8.9 percent represented return of capital for tax purposes. On an annualized basis, the dividend yield was 12.7 percent based on the stock's closing price on January 24, 2000. During 1999, the company raised its dividend per share by $0.02 on an annualized basis.



FOURTH QUARTER RESULTS
----------------------

      For the fourth quarter 1999, LaSalle Hotel Properties reported an increase in FFO of 4.4 percent to $8.7 million versus $8.3 million for the prior year period. On a per share/unit (basic and diluted) basis, fourth quarter 1999 FFO was $0.47 versus fourth quarter 1998 FFO of $0.45.







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LHO REPORTS 12 PERCENT INCREASE IN ANNUAL FFO




      RevPAR on a comparable hotel basis increased 5.8 percent to $95.25 for the quarter ended December 31, 1999 versus $90.02 for the same period in 1998. The ADR of $143.66 for comparable hotels represents a 9.3 percent increase over the prior year period, while comparable hotel average occupancy declined 3.2 percent to 66.3 percent. For the total portfolio, RevPAR in the fourth quarter was $91.33, a 5.6 percent increase over the fourth quarter 1998.

      "In 2000, assuming the economy continues to grow moderately, we are projecting RevPAR growth of three to four percent for our hotel portfolio," said Mr. Bortz. "Our properties, along with the upscale and luxury segments of the hotel industry, continue to achieve high occupancy rates, which should allow us to continue to increase room rates above inflation in 2000."

      Participating lease revenues for the fourth quarter 1999 were $17.2 million, an increase of 12.9 percent over the fourth quarter 1998. Net income for the fourth quarter 1999 was $0.05 million, or $0.00 per share (basic and diluted), down from net income of $2.1 million, or $0.14 per share (basic and diluted), for the fourth quarter 1998. At the end of the fourth quarter 1999, LaSalle Hotel Properties had total outstanding debt of approximately $251 million, of which $164.9 million was outstanding on the company's $235 million line of credit. Consistent with its philosophy of divesting assets that do not fit into its long-term strategy, the Company put the Holiday Inn Visalia on the market for sale during the fourth quarter 1999. Based on initial pricing expectations, the book value of the asset was reduced by $2.0 million.

      Since the Company had no significant operations until after the completion of its initial public offering on April 29, 1998, combined pro forma/actual operating results for 1998 are presented as if the Company had completed its initial public offering, acquired its interest in its ten initial upscale and luxury full service hotels, and leased these hotels under participating leases as of January 1, 1998. The combined pro forma results are based upon available information and certain assumptions that management of the Company believes are reasonable. For the year ended December 31, 1998, operating results on a combined basis are presented as six months pro forma for the first two quarters and six months actual results for the last two quarters.

      The combined pro forma/actual results are not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1998 or the six month period ended June 30, 1998, had the Company completed the initial public offering and acquired the initial ten upscale and luxury hotels on the date indicated, nor does it purport to represent the future results of operations of the Company. For the two hotels acquired during the second quarter of 1998, their operating results are being presented in the pro forma results as of the date of the completion of each respective acquisition.










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LHO REPORTS 12 PERCENT INCREASE IN ANNUAL FFO




      LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust which owns or has interests in 13 upscale and luxury full-service hotels, totaling approximately 4,300 guest rooms in 13 markets in ten states. LaSalle Hotel Properties is focused on investing in upscale and luxury full-service hotels located primarily in major business and urban, resort and convention markets. The company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Le Meridien Hotels & Resorts, Marriott International, Inc., Radisson Hotels International, Inc., Durbin Companies, Outrigger Lodging Services, Noble House Hotels & Resorts and Hyatt Hotels Corporation.

      The REIT serves as the exclusive vehicle for Jones Lang LaSalle's hotel investment activities in the United States. Jones Lang LaSalle (NYSE: JLL) is the world's leading real estate services and investment management firm with more than $20.8 billion of assets under management and operating across more than 100 key markets in approximately 35 countries on five continents.


      Statements in this press release regarding, among other things, expectations, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of the Company to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Quantitative and Qualitative Disclosure About Market Risk" and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 1998, under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" and elsewhere in the Company's quarterly report on Form 10-Q for the quarters ended
March 31, 1999, June 30, 1999 and September 30, 1999, under "Certain Relationships and Related Transactions" and elsewhere in the Company's proxy statement with respect to the annual meeting of shareholders held on May 19, 1999, under "Risk Factors" and elsewhere in the Company's Registration Statement (No. 333-77371) and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Company expectations or results, or any change in events.

                                    # # #

ADDITIONAL CONTACTS:
-------------------

Hans Weger -- Chief Financial Officer, LaSalle Hotel Properties --
      202/222-2600

Raymond Martz -- Director of Finance/Investor Relations,
      LaSalle Hotel Properties -- 202/222-2600

For additional information, please visit our web site at www.lasallehotels.com

                          LA SALLE HOTEL PROPERTIES
                      CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in thousands, except share data)



                                     For the three         For the three
                                     months ended          months ended
                                      December 31,          December 31,
                                          1999                  1998
                                      -------------      ----------------
REVENUES:
 Participating lease revenue . . . .    $   17,211            $   15,240
 Interest income . . . . . . . . . .           272                   219
 Other income. . . . . . . . . . . .            39                   (13)
                                        ----------            ----------

    Total Revenues . . . . . . . . .        17,522                15,446
                                        ----------            ----------
EXPENSES:
 Depreciation and other
  amortization . . . . . . . . . . .         6,816                 5,765
 Real estate taxes, personal
  property taxes and insurance . . .         2,087                 1,879
 Ground rent . . . . . . . . . . . .           806                   625
 General and administrative. . . . .           393                   152
 Interest. . . . . . . . . . . . . .         4,623                 3,476
 Amortization of deferred financing
  costs. . . . . . . . . . . . . . .           259                   220
 Advisory fees . . . . . . . . . . .           636                   758
 Other expense . . . . . . . . . . .            17                 --
 Minority interest . . . . . . . . .          (163)                  446
 Writedown of property held
  for sale . . . . . . . . . . . . .         2,000                 --
                                        ----------            ----------
    Total expenses, minority
      interest and writedown . . . .        17,474                13,321
                                        ----------            ----------
Net income . . . . . . . . . . . . .    $       48            $    2,125
                                        ==========            ==========

SHARE DATA:
Net income per weighted average
 common share outstanding -
 basic and diluted . . . . . . . . .    $     0.00            $     0.14

Weighted average number of
 common shares outstanding -
 basic and diluted . . . . . . . . .    15,938,385            15,224,580

FUNDS FROM OPERATIONS (FFO):
 Net income. . . . . . . . . . . . .    $       48            $    2,125
 Depreciation. . . . . . . . . . . .         6,814                 5,765
 Minority interest . . . . . . . . .          (163)                  446
 Writedown of property held
  for sale . . . . . . . . . . . . .         2,000                 --
                                        ----------            ----------
    FFO. . . . . . . . . . . . . . .    $    8,699            $    8,336
                                        ==========            ==========

FFO per common share and unit -
 basic and diluted . . . . . . . . .    $     0.47            $     0.45

Weighted average number of common
 shares and units outstanding -
 basic and diluted . . . . . . . . .    18,422,286            18,406,303

                          LA SALLE HOTEL PROPERTIES
                      CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in thousands, except share data)



                                                         For the combined
                                        For the          pro forma/actual
                                       year ended           year ended
                                      December 31,          December 31,
                                          1999                  1998
                                      -------------      ----------------
REVENUES:
 Participating lease revenue . . . .    $   76,843            $   62,498
 Interest income . . . . . . . . . .           988                   674
 Other income. . . . . . . . . . . .           123                   (85)
                                        ----------            ----------

    Total Revenues . . . . . . . . .        77,954                63,087
                                        ----------            ----------
EXPENSES:
 Depreciation and other
  amortization . . . . . . . . . . .        25,378                18,362
 Real estate taxes, personal
  property taxes and insurance . . .         8,205                 7,208
 Ground rent . . . . . . . . . . . .         3,351                 2,019
 General and administrative. . . . .         1,342                   691
 Interest. . . . . . . . . . . . . .        16,181                10,022
 Amortization of deferred financing
  costs. . . . . . . . . . . . . . .           992                   711
 Advisory fees . . . . . . . . . . .         3,670                 3,050
 Other expense . . . . . . . . . . .           140                 --
 Minority interest . . . . . . . . .         2,706                 3,653
 Writedown of property held
  for sale . . . . . . . . . . . . .         2,000                 --
                                        ----------            ----------
    Total expenses, minority
      interest and writedown . . . .        63,965                45,716
                                        ----------            ----------
Net income . . . . . . . . . . . . .    $   13,989            $   17,371
                                        ==========            ==========

SHARE DATA:
Net income per weighted average
 common share outstanding -
 basic and diluted . . . . . . . . .    $     0.91            $     1.15

Weighted average number of
 common shares outstanding -
 basic and diluted . . . . . . . . .    15,432,667            15,178,056

FUNDS FROM OPERATIONS (FFO):
 Net income. . . . . . . . . . . . .    $   13,989            $   17,371
 Depreciation. . . . . . . . . . . .        25,370                18,362
 Minority interest . . . . . . . . .         2,706                 3,653
 Writedown of property held
  for sale . . . . . . . . . . . . .         2,000                 --
                                        ----------            ----------
    FFO. . . . . . . . . . . . . . .    $   44,065            $   39,386
                                        ==========            ==========

FFO per common share and unit -
 basic and diluted . . . . . . . . .    $     2.39            $     2.15

Weighted average number of common
 shares and units outstanding -
 basic and diluted . . . . . . . . .    18,419,694            18,359,779

                          LA SALLE HOTEL PROPERTIES

                       STATISTICAL DATA FOR THE HOTELS




                                      For the three      For the twelve
                                      months ended       months ended
                                      December 31,       December 31,
                                   -----------------   -----------------
                                     1999     1998      1999      1998
                                   -------   -------   -------   -------
COMPARABLE HOTELS (1)

Occupancy. . . . . . . . . . . .     66.3%     68.5%     74.6%     74.6%
  Increase . . . . . . . . . . .     (3.2%)               0.0%

ADR. . . . . . . . . . . . . . .   $143.66   $131.39   $142.19   $132.83
  Increase . . . . . . . . . . .      9.3%                7.1%

REVPAR . . . . . . . . . . . . .    $95.25    $90.02   $106.02    $99.09
  Increase . . . . . . . . . . .      5.8%                7.0%


NON-COMPARABLE HOTELS (1)

Occupancy. . . . . . . . . . . .     62.1%     62.3%     62.7%     66.0%
  Increase . . . . . . . . . . .     (0.3%)              (5.0%)

ADR. . . . . . . . . . . . . . .   $125.98   $120.01   $124.10   $119.33
  Increase . . . . . . . . . . .      5.0%                4.0%

REVPAR . . . . . . . . . . . . .    $78.29    $74.81    $77.83    $78.77
  Increase . . . . . . . . . . .      4.7%               (1.2%)


TOTAL PORTFOLIO

Occupancy. . . . . . . . . . . .     65.3%     67.1%     71.2%     72.1%
  Increase . . . . . . . . . . .     (2.6%)              (1.3%)

ADR. . . . . . . . . . . . . . .   $139.78   $128.93   $137.60   $129.27
  Increase . . . . . . . . . . .      8.4%                6.4%

REVPAR . . . . . . . . . . . . .    $91.33    $86.48    $97.91    $93.24
  Increase . . . . . . . . . . .      5.6%                5.0%


(1)   Non-Comparable hotels for:

            Three months ended December 31 include Le Montrose, Radisson Tampa, Hotel Viking and San Diego Paradise Point Resort.

            Twelve months ended December 31 include Marriott Seaview, San Diego Paradise Point Resort, and Radisson Convention Hotel in Quarters 1 and 2, and Le Meridien Dallas, Radisson Tampa, and Radisson Convention Hotel in Quarter 3, Le Montrose, Radisson Tampa, Hotel Viking and San Diego Paradise Point Resort in Quarter 4.

            Comparable Hotels include all Hotels excluding those in Non-Comparable hotels.